Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-275519, 333-268136, 333-258644, 333-258641, and 333-249863 on Form S-3 and Registration Statement Nos. 333-248111, 333-245877, 333-263927, 333-270991, 333-237411, and 333-233826 on Form S-8 of our report dated March 7, 2024, relating to the financial statements of IGM Biosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche

San Francisco, California

March 7, 2024